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                                                                EXHIBIT 23.1



                          COOPERS & LYBRAND LETTERHEAD







                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by the reference in the registration statements of United Retail Group, Inc. and Subsidiaries (the "Company") on Forms S-8 (File No. 33-48500, No. 33-48501, No. 33-67288 and No. 333-47407) of
our report dated February 13, 1998, on our audits of the consolidated financial statements of the Company as of January 31, 1998 and February 1, 1997 and for each of the three fiscal years ended January 31, 1998, which report is incorporated by reference in this Annual Report on Form 10-K.



                                            COOPERS & LYBRAND L.L.P.


New York, New York
April 20, 1998